As filed with the Securities and Exchange Commission on March 18, 2020
Registration No. 333-220594

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

First Interstate BancSystem, Inc.
(Exact name of registrant as specified in its charter)

Montana	81-0331430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
401 North 31st Street
Billings, Montana 59116
(406) 255-5390
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Marcy D. Mutch
Executive Vice President and Chief Financial Officer
401 North 31st Street
Billings, Montana 59116
(406) 255-5390
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Scott A. Berdan, Esq. Kevin L. Vold, Esq. Polsinelli PC 1401 Lawrence Street, Suite 2300 Denver, CO 80202 (303) 572-9300
Approximate date of commencement of proposed sale to the public: Not applicable
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-220594) of First Interstate BancSystem, Inc. (the “Registrant”), which was filed with the Securities and Exchange Commission on September 22, 2017 and became effective on October 3, 2017 (the “Registration Statement”). The Registration Statement registered shares of the Registrant's Class A common stock with an aggregate offering price not more than $250,000,000.

In accordance with the Registrant’s undertakings in the Registration Statement, the Registrant hereby deregisters by means of this post-effective amendment any securities remaining unsold under the Registration Statement as of the date hereof and withdraws the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Billings, State of Montana, on March 18, 2020.

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ MARCY D. MUTCH
Marcy D. Mutch
Executive Vice President and Chief Financial Officer